UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K


      CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) of the
                 SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  January 23, 1998



                         PHOTOCOMM, INC.
       (Exact Name of Registrant as Specified in Charter)



     Arizona                0-12807              86-0411983
(State or other          (Commission         (I.R.S. Employer
 jurisdiction of          File Number)        Identification No.)
 incorporation



7681 East Gray Road, Scottsdale, AZ                    85260
(Address of principal executive offices)           (Zip Code)



Registrant's telephone number, including area code:  602/948-8003





Item 5.   Other Events.

     1.   Acquisition of Utility Power Group

          Effective January 23, 1998, Photocomm, Inc. acquired Silicon Energy Corporation, a California corporation dba Utility Power Group ("UPG"), a value added systems integrator of solar electric products, specializing in on-grid and off-grid solar and hybrid power systems, headquartered in Chatsworth, California. The acquisition was structured as a merger, with Utility Power Group, Inc., a wholly owned subsidiary of Photocomm, Inc., as the surviving corporation. Photocomm, Inc. paid $600,000 and issued 400,000 shares of its Common Stock to the UPG shareholders and paid off approximately $176,000 in UPG indebtedness in connection with the merger, the cash portion of which was financed by an advance from Photocomm's principal shareholder. Michael J. Stern, former President of UPG, has joined Photocomm, Inc. as a Vice President.

     2.   Amended and Restated Bylaws

          On February 11, 1998, the Board of Directors adopted and approved Amended and Restated Bylaws of Photocomm, Inc.

     3.   Notification of Annual Meeting

          The Board of Directors of Photocomm, Inc. has set April 29, 1998 as the date on which it will hold the annual meeting of shareholders. Pursuant to the Amended and Restated Bylaws, for nominations or other business to be properly brought before the annual meeting, notice conforming to the requirements of the Amended and Restated Bylaws must be received by the Photocomm, Inc. Secretary on or before March 16, 1998.

     4.   Potential Litigation

          The Company has learned that it has been named as one of two dozen defendants in a lawsuit filed in Federal District Court in New Hampshire. The suit appears to allege various violations of securities laws, breaches of fiduciary duties and injury to the plaintiff's business as a stockbroker, among other things. Although the Company is named as a co-defendant in the lawsuit, no damages or other relief are expressly requested of it in the plaintiffs' complaint. To date, the Company has not been served with process in the lawsuit, but if served, will defend itself vigorously against these claims. Also named as defendants in the lawsuit are past and present members of the Company's Board of Directors, present and former officers of the Company, the Company's majority shareholder, ACX Technologies, Inc. ("ACX"), certain of ACX's affiliated companies, the Company's independent accounting firm, a former law firm and a number of other Company advisors.



Item 7.   Financial Statements and Exhibits.

     (a)  Not applicable

     (b)  Not applicable

     (c)  Exhibits:

          (2.1) Merger Agreement ("Merger Agreement") dated as of January 23, 1998, among Photocomm, Inc., an Arizona corporation ("Photocomm"), Photocomm Acquisition, Inc., an Arizona corporation and wholly owned subsidiary of Photocomm, Silicon Energy Corporation, a California corporation dba Utility Power
                    Group ("UPG") and all of the holders of the capital stock of UPG. The Company hereby undertakes to provide copies of omitted schedules and attachments to the Commission upon request.

          (3.2) Amended and Restated Bylaws of Photocomm, Inc. adopted by the Board of Directors on February
                    11, 1998.




                           SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   PHOTOCOMM, INC.



Dated: February 18, 1998           By/s/ Jeffrey C. Brines
                                   -----------------------------
                                   Jeffrey C. Brines
                                   Vice President, Secretary
                                   and Chief Financial Officer




                          EXHIBIT INDEX

   EXHIBIT
     NO.                    EXHIBIT

     2.1 Merger Agreement ("Merger Agreement")dated as of January 23, 1998, among Photocomm, Inc., an Arizona corporation ("Photocomm"), Photocomm Acquisition, Inc., an Arizona corporation and wholly owned subsidiary of Photocomm, Silicon Energy Corporation, a California corporation dba Utility Power Group ("UPG") and all of the holders of the capital stock of UPG.

     3.2   Amended and Restated Bylaws of Photocomm, Inc.
           adopted by the Board of Directors on February 11, 1998.